Exhibit 99.1

PRELIMINARY FORM OF PROXY

THIS IS YOUR PROXY.
YOUR VOTE IS VERY IMPORTANT.

Dear AFC Stockholder:

The Officers and Directors of Advanced Fibre Communications, Inc. (“AFC”) cordially invite you to attend the Special Meeting of Stockholders to be held on [•] [•], 2004 at [•] .m. at [•].

Please review the important information enclosed with this proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

John A. Schofield
Chairman of the Board Chief Executive Officer & President

DETACH HERE

PROXY

ADVANCED FIBRE COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Advanced Fibre Communications, Inc. (the “Corporation”) hereby appoints Keith E. Pratt and Amy M. Paul, and each or either of them, with full power of substitution in each of them, as proxies of the undersigned (the “Proxies”), and hereby authorizes them to represent and to cast all votes as designated below, which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders to be held at [•] on [•] [•], 2004, at [•], and at any adjournments or postponements thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. The Board unanimously recommends a vote FOR the adoption of the Agreement and Plan of Merger, dated as of May 19, 2004, as amended and restated as of September 7, 2004, among Tellabs, Inc., Chardonnay Merger Corp. and Advanced Fibre Communications, Inc. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IN ADDITION, THE PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ADVANCED FIBRE
COMMUNICATIONS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is very important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/afci	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZADFC1

☒	Please mark votes as in this example.	#ADF

1.
The adoption of the Agreement and Plan of Merger, dated as of May 19, 2004, as amended and restated as of September 7, 2004, among Tellabs, Inc., Chardonnay Merger Corp., and Advanced Fibre Communications, Inc. A copy of the Agreement is included as Annex A to the proxy statement/prospectus accompanying this proxy card and is summarized therein.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date: